Exhibit 5.1

OPINION OF MCDERMOTT WILL & SCHULTE LLP

August 7, 2025

ContextLogic Holdings Inc.

2648 International Blvd., Ste 115

Oakland, California 94601

Ladies and Gentlemen:

We have acted as special counsel to ContextLogic Holdings Inc., a Delaware corporation (f/k/a Easter Parent, Inc.) (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendments No.1 to the Registration Statements on Form S-8 (the “Post-Effective Amendments”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) by ContextLogic Inc., a Delaware corporation (“ContextLogic” or the “Predecessor”) on December 16, 2020 (Registration No. 333-251374), January 31, 2022 (Registration No. 333-262433), March 14, 2022 (Registration No. 333-263538), May 3, 2022 (Registration No. 333-264625), February 28, 2023 (Registration No. 333-270074), March 5, 2024 (Registration No. 333-277676) and March 12, 2025 (Registration No. 333-285746) (collectively, the “Registration Statements”). The Registration Statements, as amended by the Post-Effective Amendments, relate to the offering of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) that have been offered under the ContextLogic 2010 Stock Plan (the “2010 Incentive Plan”) and may be offered from time to time pursuant to the Company’s 2020 Equity Incentive Plan (the “2020 Incentive Plan”) and the ContextLogic 2022 New Employee Equity Incentive Plan as amended (the “2022 Inducement Plan” and together with the 2010 Incentive Plan and the 2020 Incentive Plan, each a “Plan” and together, the “Plans”).

The Company became the successor to the Predecessor on August 6, 2024 for purposes of Rule 414 under the Securities Act pursuant to the Second Amended and Restated Agreement and Plan of Reorganization, dated as of July 3, 2025, whereby the Predecessor merged with the Company’s wholly-owned subsidiary, with Predecessor being the surviving corporation, and each outstanding share of capital stock of the Predecessor was exchanged automatically on a one-for-one basis for a share of capital stock of the Company so that the Predecessor became a wholly-owned subsidiary of the Company. The Company is filing the Post-Effective Amendments to adopt the Registration Statements pursuant to Rule 414(d) under the Act as the successor issuer to the Predecessor.

In connection with the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statements and the Post-Effective Amendments No.1 thereto, (ii) the Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, in each case as presently in effect as of the date hereof, of the Company, and (iii) such other agreements, certificates and documents of public officials, officers and other representatives of the Company and others as we have deemed necessary as a basis for our opinions set forth below.

In our examination, we have assumed (a) the legal capacity of all natural persons executing the Registration Statements, and such other agreements, certificates and documents, (b) the genuineness of all signatures thereon, (c) the authority of all persons signing the Registration Statements and such other agreements, certificates and documents on behalf of the parties thereto, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (f) the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, upon issuance and delivery in the manner described in the Registration Statements and the Plans, will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in the State of New York, and we do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McDermott Will & Schulte LLP